Exhibit 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes Oxley Act of 2002
     The certification set forth below is being submitted in connection with the Form 10-Q of Santander BanCorp for the period ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     José Ramón González, the Chief Executive Officer, Carlos García, the Chief Operating Officer and María Calero, the Chief Accounting Officer of Santander BanCorp, each certifies that, to the best of their knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15 (d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Santander BanCorp.

Date: May 15, 2008	By:	/s/ José Ramón González
President and Chief Executive Officer

Date: May 15, 2008	By:	/s/ Carlos M. García

Senior Executive Vice President and Chief Operating Officer

Date: May 15, 2008	By:	/s/ María Calero

Executive Vice President and Chief Accounting Officer